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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): JULY 7, 2000


                            ADVANCED MAGNETICS, INC.
               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                     0-14732                 04-2742593
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
       of Incorporation)              File Number)           Identification No.)

     61 Mooney Street
       Cambridge, MA                                                02138
  (Address of Principal                                           (Zip Code)
   Executive Offices)



       Registrant's telephone number, including area code: (617) 497-2070


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ITEM 5.        OTHER EVENTS.

         On July 7, 2000, Advanced Magnetics, Inc. entered into an Agreement and Plan of Merger with Cytogen Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Cytogen Corporation, and Cytogen Corporation, a Delaware corporation. The information contained in the joint press release of Advanced Magnetics and Cytogen, dated July 10, 2000, attached as EXHIBIT 99.1 is incorporated herein by this reference.

         Under the terms of the merger agreement, and subject to the conditions set forth therein (including approval by the stockholders of Advanced Magnetics), Cytogen Acquisition will be merged with and into Advanced Magnetics. At the effective time of the merger, the separate existence of Cytogen Acquisition will cease to exist and Advanced Magnetics will continue as the surviving corporation and as a wholly-owned subsidiary of Cytogen. In exchange for their shares of common stock, par value $.01 per share, the stockholders of Advanced Magnetics will receive shares of common stock, par value $.01 per share, of Cytogen. The number of shares of Cytogen common stock exchanged for each share of Advanced Magnetics common stock will be equal to $8.75 divided by the average closing price of Cytogen common stock for the 20 trading days ending three days prior to the closing of the merger. The number of shares of Cytogen common stock exchanged per share of Advanced Magnetics common stock will not, however, be less than 0.7566 shares or more than 1.0237 shares. In addition, Cytogen will assume all outstanding options to purchase Advanced Magnetics common stock and will assume all purchase rights outstanding under Advanced Magnetics' employee stock purchase plan.

         The merger agreement contains customary representations and warranties on the part of both parties and the consummation of the merger is subject to customary closing conditions.

         If the merger is consummated, Advanced Magnetics common stock will be deregistered under the Securities Exchange Act of 1934, as amended, and delisted from the American Stock Exchange.

         In connection with the merger, certain stockholders holding approximately 20% of Advanced Magnetics' voting power entered into voting agreements pursuant to which such stockholders have agreed to vote their shares in favor of, among other things, the adoption of the merger agreement and the approval of the merger.

         Statements contained in this Report on Form 8-K that are not historical facts may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectation contained in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the stockholders of Advanced Magnetics to adopt the agreement providing for Cytogen's acquisition of Advanced Magnetics, the risk that the businesses of Cytogen and Advanced Magnetics will not be integrated successfully, failure to gain FDA approval for the marketing of Combidex and other risks identified in Advanced Magnetics' Securities and Exchange Commission filings.

ITEM 7.        EXHIBITS.

         (a)      EXHIBITS.

         EXHIBIT NO.                           DESCRIPTION

           99.1 Press Release of Advanced Magnetics, Inc. and Cytogen Corporation dated July 10, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ADVANCED MAGNETICS, INC.


                                     By: /s/ Jerome Goldstein
                                         --------------------------------------
                                         Jerome Goldstein
                                         Chairman of the Board of Directors,
                                         Chief Executive Officer and Treasurer

Dated:   July 10, 2000


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                                  EXHIBIT INDEX


EXHIBIT NO.                               DESCRIPTION

99.1 Press Release of Advanced Magnetics, Inc. and Cytogen Corporation dated July 10,
                    2000.